ITEM 77C
Exhibit 1

DREYFUS MONEY MARKET INSTRUMENTS, INC.

- Government Securities Series (the “Fund”)

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders of the Dreyfus Money Market Instruments, Inc. –Government Securities Series was held on November 16, 2009. Out of a total of 729,793,349.360 shares (“Shares”) entitled to vote at the meeting, a total of 403,480,345.800 were represented at the Meeting, in person or by proxy. The following matters were duly approved of the holders of the Fund’s outstanding Shares as follows:

Shares
For	Against	Abstain
1. To approve amending the	390,208,170.100	9,597,831.500	3,674,344.200
Fund’s policy regarding
borrowing
Shares
For	Against	Abstain
2. To approve amending the	389,607,330.410	8,871,272.900	5,001,742.490
Fund’s policy regarding
lending
Shares
For	Against	Abstain

3. To approve investment in 389,598,419.120	9,819,045.050	4,062,881.630
other investment companies

ITEM 77C

DREYFUS MONEY MARKET INSTRUMENTS, INC.

-Money Market Series (the “Fund”)

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders of the Dreyfus Money Market Instruments, Inc.-Money Market Series was held on November 16, 2009. Out of a total of 1,540,031,634.410 shares (“Shares”) entitled to vote at the meeting, a total of 599,010,289.830 were represented at the Meeting, in person or by proxy. The meeting was adjourned to December 28, 2009, not having received the required vote of the holders.

		Shares
	For	Against	Abstain
1. To approve amending the	566,913,398.320	21,545,850.000	10,551,041.510
Fund’s policy regarding
borrowing
		Shares
	For	Against	Abstain
2. To approve amending the	566,998,996.890	22,034,411.730	9,976,881.210
Fund’s policy regarding
lending
		Shares
	For	Against	Abstain
3. To permit investment in
additional money market	571,014,284.660	18,121,016.900	9,874,988.270
instruments
		Shares
	For	Against	Abstain
4. To permit investment in
other investment companies	566,713,195.890	21,157,475.020	11,139,618.920

ITEM 77C

DREYFUS MONEY MARKET INSTRUMENTS, INC.

-Money Market Series (the “Fund”)

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders of the Dreyfus Money Market Instruments, Inc.-Money Market Series was held on December 28, 2009. Out of a total of 1,540,031,634.410 shares (“Shares”) entitled to vote at the meeting, a total of 683,761,059.760 were represented at the Meeting, in person or by proxy. The meeting was adjourned to January 4, 2010, not having received the required vote of the holders.

		Shares
	For	Against	Abstain
1. To approve amending the	637,942,963.760	29,528,475.290	16,289,620.710
Fund’s policy regarding
borrowing
		Shares
	For	Against	Abstain
2. To approve amending the	637,833,220.520	30,182,600.920	15,745,238.320
Fund’s policy regarding
lending
		Shares
	For	Against	Abstain
3. To permit investment in
additional money market	641,806,864.370	26,648,977.120	15,305,218.270
instruments
		Shares
	For	Against	Abstain
4. To permit investment in
other investment companies	635,577,481.780	31,364,618.060	16,818,959.920